Exhibit 24
POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints Komail Raza and Christine DeCicco, both of Portillo's Inc., as the undersigned's true and lawful attorney-in-fact (i) for purposes of acting as an Account Administrator for the undersigned's account with the enhanced Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR Next") of the U.S. Securities and Exchange Commission ("SEC"), and (ii) to prepare, execute in the undersigned's name and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC through EDGAR Next.
This Power of Attorney shall remain in full force and effect until the earlier of it being (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined herein as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of February, 2026.

/s/ Brett Patterson
Signature

Brett Patterson
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